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                                                                     EXHIBIT 2.1



                            STOCK PURCHASE AGREEMENT


     This Stock Purchase Agreement is made and entered into by and between Planet Polymer Technologies, Inc., a California corporation (Seller), Deltco of Wisconsin, Inc., a Wisconsin corporation (Deltco), and Daniel B. Mettler and Randy J. Larson (Buyers).

     WHEREAS, Daniel B. Mettler has been an employee of Deltco for approximately 9 (nine) years and is currently President and General Manager of Deltco; and

     WHEREAS, Randy J. Larson has been an employee of Deltco for approximately 2
(two) years and is currently Sales Manager of Deltco; and

     WHEREAS, Seller is a public corporation with its principal place of business in California; and

     WHEREAS, Seller acquired Deltco in January 1996 and maintains Deltco as a wholly-owned subsidiary; and

     WHEREAS, as management employees of Deltco, Buyers are familiar with Deltco's business, assets, liabilities, operations, products, facilities, contracts, financial performance, and prospects; and

     WHEREAS, the Seller owns 900 shares of the common stock of Deltco, which constitutes all of the outstanding shares of stock of Deltco; and

     WHEREAS, the Seller wishes to sell such shares to the Buyers and the Buyers wish to purchase such shares from the Seller; and

     WHEREAS, the parties have determined that it is in their respective best interests that Buyers collectively purchase all of the issued and outstanding capital stock of Deltco from Seller,

     NOW, THEREFORE, in exchange for the valuable consideration provided for herein, the undersigned, intending to be legally bound hereby, agree as follows:

SECTION l.  SALE AND PURCHASE.

1.1 SALE AND PURCHASE OF SHARES. At closing, the Seller will sell, assign, transfer and deliver to the Buyers and the Buyers will purchase, accept and receive from the Seller, on the terms and subject to the conditions set forth herein, the 900 shares of common stock of Deltco referred to above.

1.2  PURCHASE PRICE.

     a. The aggregate purchase price payable by the Buyer for the Deltco shares is $1,000,000.00, with such amount to be paid as hereinafter provided.

     The purchase price in this transaction is based on Deltco's net worth on 11-27-99, which is the agreed valuation date, with the understanding that the $738,371.00 on Deltco's 11-27-99 balance sheet as being due to Deltco from



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Planet will be removed from Deltco's balance sheet prior to closing. Deltco's
11-27-99 balance sheet is an integral part of this agreement and is incorporated herein by reference. Seller will not withdraw any funds or other amounts from Deltco and will not cause or allow any transaction to occur which will negatively affect Deltco's financial condition between the 11-27-99 valuation date and the closing of this transaction, except for the removal of the aforesaid amount due to Deltco from Planet.

     b. Earnest money in the amount of $50,000.00 has been paid by the Buyers. Such earnest money shall be applied towards the purchase price at closing.

1.3  CLOSING.

     a. The closing of this transaction will occur effective December 30, 1999 through Northern State Bank, 32l West Main Street, Ashland, Wisconsin. Seller and Buyers will agree to an exact closing time and date at a mutually convenient time, as soon as Buyers financing allows closing to occur. Such closing will occur via the mail through Northern State Bank or as otherwise agreed to between the parties.

     b. At closing, Daniel B. Mettler and Randy J. Larson will pay $100,000.00 in cash, or the equivalent, to Deltco and in exchange Deltco will immediately issue:

          i. Fifty (50) shares of its common stock to Daniel B. Mettler and;

          ii. Fifty (50) shares of its common stock to Randy J. Larson.

     After such 100 new shares of Deltco stock are issued, Deltco will have a total of 1,000 shares of its common stock outstanding.

     c. Thereafter, at closing, Deltco will borrow up to $800,000.00 from Northern State Bank (or in combination with such other entities as are designated by Daniel B. Mettler and Randy J. Larson) and in connection with such loan, Deltco will execute and deliver such notes, mortgages, security agreements, financing statements and other documents as the lenders may reasonably require. Seller will not be liable or responsible for payment of any such $800,000.00 loan to Deltco.

     d. Thereafter, at closing, $1,000,000.00, in the form set forth below, will be paid by Deltco to the Seller to redeem the 900 shares of Deltco common stock held by the Seller. Deltco will pay such $1,000,000.00 to Seller in exchange for Seller endorsing and surrendering all of it's 900 shares of Deltco stock to Deltco so such stock can be held by Deltco as treasury stock. That will result in Daniel B. Mettler and Randy J. Larson being the sole remaining shareholders of Deltco with Deltco being liable and responsible for repayment of the $800,000.00 loan.

     e. At closing, the $1,000,000.00 purchase price will be paid to Seller as follows:

          i. By payment of $900,000.00 in cash or the equivalent, with part of such amount being the $50,000.00 earnest money already paid to Seller;



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     and

          ii. By delivery of a promissory note to Seller from Deltco in the principal amount of $100,000.00. Such promissory note will provide that Deltco promises to pay Seller the principal amount of $100,000.00 with interest at eight (8) percent per annum as follows:

          $1,213.28 on the date one month from the date of such note and the like sum of $1,213.28 on the same date of each successive month thereafter for a period of three (3) years. On the date three (3) years from the date of such note, the entire remaining balance of principal and interest shall be immediately due and payable to the order of Seller in a single lump sum balloon payment. Such note will be secured by a General Business Security Agreement and UCC Financing Statement, which are subordinate, in terms of priority, to the other notes, mortgages, security agreements, financing statements and security agreements which are used in connection with this sale. Such note will also be personally guaranteed by Daniel B. Mettler and Randy
          J. Larson.

     For illustrative purposes, a loan amortization schedule is annexed hereto and is incorporated herein by reference.

1.4  DELIVERIES AT CLOSING.

     At Closing:

     a. The Seller will deliver to the Buyer the stock certificate representing the Seller's 900 shares of Deltco stock properly endorsed by the Seller to Deltco.

     b. The Buyer will pay to the Seller the purchase price in the form of the cash and promissory note referred to above.

     c. The Seller will execute and deliver to the Buyer and Deltco a certificate (the "Closing Certificate"), setting forth the Seller's representations and warranties that each of the representations and warranties made by Deltco and Seller in this agreement was accurate in all respects as of the date of this agreement and as of the date of closing and that each of the covenants and obligations that Deltco and the Seller are required to have complied with or performed pursuant to this agreement at or prior to closing have been duly completed.

     d. The Buyer will execute and deliver to the Seller a certificate (the "Buyers' Certificate"), setting forth the Buyers' representations and warranties that each of the representations and warranties made by the Buyers in this agreement was accurate in all respects as of the date of this agreement and as of the date of closing and that each of the covenants and obligations that the Buyers are required to have complied with or performed pursuant to this agreement at or before closing have duly been completed.

     e. The Seller will deliver to Buyers written resignations from each existing officer and director of Deltco which are then effective.



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1.5  1999 FEDERAL AND STATE INCOME TAX RETURNS.

     The Seller will file, when due, Deltco's 1999 federal and state income tax returns and all federal income taxes, if any, which Deltco owes for calendar year 1999, will be paid by Seller. All state income taxes, if any, which Deltco owes for calendar year 1999, will be paid by Deltco.


SECTION 2.  REPRESENTATIONS AND WARRANTIES OF DELTCO AND THE SELLER.

     Except as described in the Disclosure Schedule, attached hereto, Deltco and the Seller jointly and severally represent and warrant, as follows:

2.1  DUE ORGANIZATION.

     a. Deltco is a corporation duly organized, validly existing and in good standing under the laws of Wisconsin and has all necessary power and authority:

          i) to conduct its business in the manner in which its business is currently being conducted and in which its business is proposed to be conducted;

          ii) to own and use its assets in the manner in which its assets are currently owned and used; and

          iii) to perform its obligations under all Deltco Contracts to which it is a party, or to which it or any of its assets is or may become bound, or under which it has, or may become subject to, any obligations.

     b. Deltco has no subsidiaries, and Deltco has never owned, beneficiary or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any Entity.

2.2  CERTIFICATE OF INCORPORATION AND BYLAWS; RECORDS.

     a. At closing, Deltco will deliver to the Buyers accurate and complete copies of its certificate of incorporation and bylaws, including all amendments thereto;

     b. At closing, Deltco will deliver to the Buyers the original of all it's stock records and the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of its shareholders, board of directors and all committees of its board of directors.

     c. The Seller represents that since January l, 1996:

          i) There have been no meetings or other proceedings of the shareholders of Deltco, the board of directors of Deltco or any committee of the board of directors of Deltco that are not fully reflected in such minutes or other records.

          ii) There has not been any violation of any of the provisions of



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     the articles of incorporation or bylaws of Deltco or of any resolution adopted by the shareholders of Deltco, the board of directors of Deltco or any committee of the board of directors of Deltco; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in such a violation.

          iii) The books of account, stock record, minute books and other records of Deltco are accurate, up-to-date and complete, and have been maintained in accordance with sound and prudent business practices. All of the records of Deltco are in the actual possession and direct control of Deltco.

2.3  CAPITALIZATION.

     a. Deltco has issued and outstanding a total of 900 shares of it's stock, all of which are owned solely by the Seller. No additional shares will be issued except as specifically set forth herein.

     b. The Seller and the Buyers will acquire at the closing, good and valid title to the Deltco shares, free and clear of any encumbrances.

     c. All of the Deltco shares (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable, and (iii) have been issued in full compliance with all applicable securities laws and other applicable legal requirements.

     d. At closing, the Seller will deliver to the Buyers, the originals of the stock certificates evidencing the Deltco shares.

     e. There is no:

          i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Deltco;

          ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Deltco;

          iii) contract under which Deltco is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or

          iv) condition or circumstance that may directly or indirectly give rise to or provide a basis for the assertion of a claim by an person to the effect that such person is entitled to acquire or receive any shares of capital stock or other securities of Deltco.

     f. Deltco has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities.

2.4  FINANCIAL STATEMENTS.



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     a. Deltco has delivered to the Buyers the following financial statements and notes (collectively, the "Deltco Financial Statements"):

          i) the unaudited balance sheet of Deltco as of December 31, 1998, and the related unaudited statements of operations, changes in stockholders' equity and cash flows of Deltco for the year then ended, together with the notes thereto;

          ii) the unaudited balance sheet of Deltco as of October 30, 1999 and the related unaudited statements of operations, changes in shareholders equity and cash flows of Deltco for the ten months then ended.

     b. All of the Deltco Financial Statements are accurate and complete in all material respects, and the dollar amount of each line item included in the Deltco Financial Statements is accurate in all material respects. The Deltco Financial Statements present fairly the financial position of Deltco as of the respective dates thereof and, the results of operations, changes in stockholder's equity and cash flows of Deltco for the periods covered thereby and have been prepared in accordance with generally accepted accounting principals, applied on a consistent basis throughout the periods covered.

2.5  NO CHANGES.

     Except as may be set forth in 2.5 on the Disclosure Statement, since October 30, 1999:

     a. There has not been any material adverse change in the business, condition, assets, liabilities, operations, financial performance, net income or prospects (or in any aspect or portion thereof) of Deltco, and no event has occurred that might have a material adverse effect on Deltco's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof);

     b. There has not been any material loss, damage or destruction to, or any interruption in the use of, any of the assets of Deltco (whether or not covered by insurance);

     c. Deltco has not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

     d. There has not been any material change in the relationship of Deltco with any of its clients or customers.

     e. Deltco has not sold or otherwise issued any shares of capital stock or any other securities;

     f. Deltco has not amended its articles of incorporation or bylaws or effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;



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     g. Deltco has not purchased or otherwise acquired any asset from any other person, except for supplies acquired by Deltco in the ordinary course of business;

     h. Deltco has not leased or licensed any asset from any other person;

     i. Deltco has not made any capital expenditure, other than capital expenditures in the ordinary course of business which are not material;

     j. Deltco has not sold or otherwise transferred, and has not leased or licensed, any asset to any other person except for services sold by Deltco from its inventory in the ordinary course of business.

     k. Deltco has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness (except for Natural Fiber Composites $13,073.40 and M & K Plastics $899.72);

     l. Deltco has not pledged or hypothecated any of its assets or otherwise permitted any of its assets to become subject to any encumbrance;

     m. Deltco has not made any loan, advance or guaranty to any other person, other than an advance of $2,022.81 to Paul Cameron in November, 1999;

     n. Deltco has not (i) established or adopted any Employee Benefit Plan, or
(ii) paid any bonus or made any profit sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) made any payments to independent contractors or other service providers that are not consistent with the past practices of Deltco, (except for year end bonuses and wage increases in November for Eric Maclin, David Chovan, Brian Greene, Dan Schick and Tom Guski);

     o. Deltco has not entered into, and neither Deltco nor any of the assets owned or used by Deltco has become bound by, any contract that is not an excluded contract.

     p. No contract by which Deltco or any of the assets owned or used by Deltco is or was bound, or under which Deltco has or had any rights or interest, has been amended or terminated;

     q. Deltco has not incurred, assumed or otherwise become subject to any liability, other than accounts payable (of the type required to be reflected as current liabilities in the "liabilities" entries on a balance sheet prepared in accordance with GAAP) incurred by Deltco in the ordinary course of business;

     r. Deltco has not discharged any encumbrances or discharged or paid any indebtedness or other liability, except for accounts payable that (i) are reflected as current liabilities in the "liabilities" entries on the Unaudited Interim Balance Sheet or have been incurred by Deltco since September 30, 1999 in the ordinary course of business, and (ii) have been discharged or paid in the ordinary course of business.



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     s. Deltco has not forgiven any debt or otherwise released or waived any right or claim;

     t. Deltco has not changed any of its methods of accounting or accounting principles or practices in any respect;

     u. Deltco has not entered into any transaction or taken any other action outside the ordinary course of business;

     v. Deltco has not settled or agreed to settle, or instituted or planned to institute, any proceeding involving Deltco;

     w. Deltco has not agreed, committed or offered (in writing or otherwise), or has attempted, to take any of the actions referred to in clauses "(d)" through "(v)" above.

2.6  TITLE TO ASSETS.

     a. Deltco owns, and has good, valid and marketable title to, all assets purported to be owned by it.

     Except as set forth in Part 2.6 of the Disclosure Schedule, all of said assets are owned by Deltco free and clear of any encumbrances.

     b. Part 2.6 of the Disclosure Schedule identifies all assets that are being leased or licensed by Deltco.

2.7  BANK ACCOUNTS.

     Part 2.7 of the Disclosure Schedule accurately sets forth, with respect to each account maintained by or for the benefit of Deltco at any bank or other financial institution:

     a. the name and location of the institution at which such account is maintained;

     b. the name in which such account is maintained and the account number of such account;

     c. a description of such account and the purpose for which such account is used;

     d. the current balance in such account;

     e. the rate of interest being earned on the funds in such account; and

     f. the names of all individuals authorized to draw on or make withdrawals from such account.

     There are no safe deposit boxes or similar arrangements maintained by or for the benefit of Deltco.

2.8  RECEIVABLES.



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     a. The attached three page balance sheet provides an accurate statement of all accounts receivable, notes receivable and other receivables of Deltco as of October 30, 1999 except as is set forth in part 2.8 of the Disclosure Schedule.

     b. Except as set forth in Part 2.8 of the Disclosure Schedule, all existing accounts receivable of Deltco (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since October 30, 1999, and have not yet been collected);

          i) represent valid obligations of customers of Deltco arising from bona fide transactions entered into in the ordinary course of business; and

          ii) are current. The parties recognize the DLM American Plastics account receivable may not be collectible at all and this agreement reflects a compromise regarding that account.

2.9  INVENTORY; EQUIPMENT.

     a. The attached three page balance sheet provides an accurate statement of all inventory (including work in process and finished goods) of Deltco as of October 30, 1999 except as is set forth in part 2.9 of the Disclosure Schedule. All of Deltco's existing inventory (including all inventory that is reflected on the Unaudited Interim Balance Sheet and that has not been disposed of by Deltco since October 30, 1999):

          i) is of such quality and quantity as to be usable and saleable by Deltco in the ordinary course of business;

          ii) has been priced using the weighted average method of pricing inventory; and

          iii) is free of any defect or deficiency that would prevent the sale thereof by Deltco in the ordinary course of business.

     b. The attached three page balance sheet accurately reflects all equipment, furniture, fixtures, improvements and other tangible assets owned by Deltco as of October 30, 1999.

     c. Each asset of Deltco:

          i) is structurally sound, free of defects and deficiencies and in good condition and repair (ordinary wear and tear excepted);

          ii) to the best of the knowledge of Deltco and the Seller, complies in all respects with, and is being operated and otherwise used in material compliance with, all applicable legal requirements; and

          iii) is adequate for the uses to which it is being put.

2.10 REAL PROPERTY. Deltco does not own any real property or any interest in real property, except for the leaseholds created under the real property



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leases identified in Part 2.10 of the Disclosure Schedule. Part 2.10 of the
Disclosure Schedule provides an identification of each of said leases and the type of Deltco facilities located on such premises. Deltco enjoys peaceful and undisturbed possession of such premises. The Buyers have heretofore been provided with a copy of each such lease, and the copy is a true and complete copy of the original thereof.

2.11  PROPRIETARY ASSETS.

     a. Except as may be set forth in a Part 2.11 of the Disclosure Schedule, there is no Proprietary Asset that is owned by or licensed to Deltco or that is otherwise used or useful in connection with Deltco's business.

     b. Deltco has taken all reasonable measures and precautions necessary to protect the confidentiality and value of each Proprietary Asset identified or required to be identified in Part 2.11 of the Disclosure Schedule.

     c. To the best of the knowledge of Deltco and the Seller, Deltco is not infringing, and Deltco has not at any time infringed or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement of, any Proprietary Asset owned or used by any other person. To the best of the knowledge of Deltco and the Seller, no other person is infringing, and no Proprietary Asset owned or used by any other person infringes or conflicts with, any Proprietary Asset owned or used by Deltco.

2.12  CONTRACTS.

     To the best of Deltco's knowledge and information, Deltco is in compliance with each of its contracts and is not in default of any such contracts.

2.13  LIABILITIES.

     The attached three page balance sheet accurately reflects all of Deltco's liabilities as of October 30, 1999. Except as identified in such attached balance sheet, Deltco has no liabilities.

2.14  COMPLIANCE WITH LEGAL REQUIREMENTS.

     a. Except as may be set forth in a Part 2.14 of the Disclosure Schedule:

          i) to the best of the knowledge of Deltco and the Seller, Deltco is in substantial compliance with each legal requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets;

          ii) to the best of the knowledge of Deltco and the Seller, Deltco has at all times been in substantial compliance with each legal requirement that is or was applicable to it or to the conduct of its business or the ownership or use of any of its assets;

          iii) to the best of the knowledge of Deltco and the Seller, no event has occurred, and no condition or circumstances exists, that might



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     (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by Deltco of, or a failure on the part of Deltco to comply with, any legal requirement; and

          iv) Deltco has not received, at any time, any notice or other communication (in writing or otherwise) from any Governmental Body or any other person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any legal requirement, or (ii) any actual, alleged, possible or potential obligation on the part of Deltco to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature.

     b. Deltco has delivered to the Buyers an accurate and complete copy of each report, study, survey or other document to which Deltco has access that addresses or otherwise relates to the compliance of Deltco with, or the applicability to Deltco of, any legal requirement.

     c. To the best of the knowledge of Deltco and the Seller, no Governmental Body has proposed any legal requirement that, if adopted or otherwise put into effect, (i) will have an adverse effect on Deltco's business, condition, assets, liabilities, operations, financial performance, net income or prospects or on the ability of Deltco or the Seller to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (ii) will have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions.

2.15 TAX MATTERS.

     a. Each tax required to have been paid, or claimed by any Governmental Body to be payable, by Deltco (whether pursuant to any Tax Return or otherwise) has been duly paid in full or on a timely basis. Any tax required to have been withheld or collected by Deltco has been duly withheld and collected; and (to the extent required) each such tax has been paid to the appropriate Governmental Body.

     b. Except as may be set forth in a Part 2.15 of the Disclosure Schedule,
(i) the Deltco Financial Statements fully accrue all actual and contingent liabilities for taxes with respect to all periods through the dates thereof in accordance with GAAP and (ii) Deltco has established on its books reserves that are adequate for the payment of all taxes not yet due and payable.

     c. Part 2.15 of the Disclosure Schedule accurately identifies each examination or audit of any Deltco return that has been conducted since January l, 1996. Deltco has delivered to the Buyers accurate and complete copies of all audit reports and similar documents (to which Deltco has access) relating to Deltco returns. Except as set forth in Part 2.16 of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Deltco returns has been granted (by Deltco or any other person), and no such extension or waiver has been requested from Deltco.

     d. Except as may be set forth in a Part 2.15 of the Disclosure Schedule, no claim or other proceeding is pending or has been threaten against or with respect to Deltco in respect of any tax. There are no unsatisfied liabilities for taxes (including liabilities for interest, additions to tax and penalties



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thereon and related expenses) with respect to any notice of deficiency or similar document received by Deltco. Deltco has not entered into or has become bound by any agreement or consent pursuant to Section 34l(f) of the Code. Deltco has not been, and Deltco will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 48l or 263A of the Code or any comparable provision under state or foreign tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the closing.

     e. There is no agreement, plan, arrangement or other contract covering any employee or independent contractor or former employee or independent contractor of Deltco that, individually or collectively, could give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to
Section 280G or Section 162 of the Code. Deltco is not, and Deltco has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar contract.

2.16 BENEFIT PLANS; ERISA.

     Part 2.16 of the Disclosure Schedule identifies each Current Benefit Plan and each Past Benefit Plan. Deltco has never established, adopted, maintained, sponsored, contributed to, participated in or incurred any liability with respect to any Employee Benefit Plan, except for the Company Plans identified in
Part 2.16 of the Disclosure Schedule; and Deltco has never provided or made available any fringe benefit or other benefit of any nature to any of its employees, except as set forth in Part 2.16 of the Disclosure Schedule. Deltco has delivered to the Buyers accurate and complete copies of each Company Plan.

2.17  ENVIRONMENTAL MATTERS.

     a. To the best of the knowledge of Deltco and Seller, Deltco is not liable or, potentially liable for any response cost or natural resource damages under
Section 107(a) of CERCLA, or under any other so-called "superfund" or "superlien" law or similar legal requirement, at or with respect to any site.

     b. Deltco has never received any notice or other communication (in writing or otherwise) from any Governmental Body or other person regarding any actual, alleged, possible or potential liability arising from or relating to the presence, generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release, emission or disposal of any hazardous material. No person has ever commenced or threatened to commence any contribution action or other proceeding against Deltco in connection with any such action, alleged, possible or potential liability; and no event has occurred, and no condition or circumstance exits, that may directly or indirectly give rise to, or result in Deltco becoming subject to, any such liability.

     c. Except as may be set forth in a Part 2.17 of the Disclosure Schedule, Deltco has never generated, manufactured, produced, transported, imported, used, treated, refined, processed, handled, stored, discharged, released or disposed of any hazardous material (whether lawfully or unlawfully). Except as set forth in Part 2.17 of the Disclosure Schedule, Deltco has never permitted (knowingly or otherwise) any hazardous material to be generated, manufactured, produced, used, treated, refined, processed, handled, stored, discharged, released or disposed of (whether lawfully or unlawfully):

          i) on or beneath the surface of any real property that is, or that has at any time been, owned by, leased to, controlled by or used by Deltco;

          ii) to the best knowledge of Deltco and the Seller, in or into any surface water, groundwater, soil or air associated with or adjacent to any such real property; or

          iii) in or into any well, pit, pond, lagoon, impoundment, ditch, landfill, building, structure, facility, improvement, installation, equipment, pipe, pipeline, vehicle or storage container that is or was located on or beneath the surface of any such real property or that is or has at any time been owned by, leased to, controlled by or used by Deltco.

     d. To the best of the knowledge of Deltco and Seller, all property that is owned by, leased to, controlled by or used by Deltco, and all surface water, groundwater, soil and air associated with or adjacent to such property:

          i) is free of any hazardous material and any harmful chemical or physical conditions; and

          ii) is free of any environmental contamination of any nature.

     e. Each storage tank or other storage container that is or has been owned by, leased to, controlled by or used by Deltco, or that is located on or beneath the surface of any real property owned by, leased to, controlled by or used by
Deltco:

          i) is in sound condition; and

          ii) has been demonstrated by accepted testing methodologies to be free of any corrosion or leaks.

2.18  SALE OF PRODUCTS; PERFORMANCE OF SERVICES.

     a. Each product that has been sold by Deltco to any person conformed and complied in all respects with the terms and requirements of any applicable warranty or other contract and with all applicable legal requirements. All repair services and other services that have been performed by Deltco were performed properly and in full conformity with the terms and requirements of all applicable warranties and other contracts and with all applicable legal requirements.

     b. Deltco will not incur or otherwise become subject to any liability arising directly or indirectly from any product manufactured or sold (including as a result of any defects or deficiencies at the time of sale), or any repair services or other services performed by, Deltco on or at any time prior to the closing date.

     c. Other than with respect to returns in the ordinary course of business consistent with past practices no product manufactured or sold by Deltco has been subject of any recall or other similar action; and no event has occurred, and no condition or circumstance exits, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such recall or other similar action relating to any such product.

     d. Except as may be set forth in a Part 2.18 of the Disclosure Schedule, no customer or other person has ever asserted or threatened to assert any claim against Deltco (i) under or based upon any warranty provided by or on behalf of Deltco, or (ii) under or based upon any other warranty relating to any product sold by Deltco or any services performed by Deltco. To the best of the knowledge of Deltco and the Seller, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for the assertion of any such claim.

     e. Deltco has in place, and has at all times had in place, an adequate and appropriate quality control system that is at least as comprehensive and effective as the quality control systems customarily maintained by comparable entities.

2.19 CERTAIN PAYMENTS, ETC. Deltco, and to the best of the knowledge of Deltco and the Seller, no officer, employee, agent or other person associated with or acting for or on behalf of Deltco, has at any time, directly or indirectly:

     a. used any corporate funds (i) to make any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity,
(ii) to make any unlawful payment to any governmental official or employee, or
(iii) to establish or maintain any unlawful or unrecorded fund or account of any nature;

     b. made any false or fictitious entry, or failed to make any entry that should have been made, in any of the books of account or other records of Deltco;

     c. made any payoff, influence payment, bribe, rebate, kickback or unlawful payment to any person;

     d. performed any favor or given any gift which was not deductible for federal income tax purposes;

     e. made any payment (whether or not lawful) to any person, or provided (whether lawfully or unlawfully) any favor or anything of value (whether in the form of property or services, or in any other form) to any person, for the purpose of obtaining or paying for (i) favorable treatment in securing business, or (ii) any other special concession; or

     f. agreed, committed, offered or attempted to take any of the actions described in clauses "(a)" through "(e)" above.

2.20  PROCEEDINGS; ORDERS.

     a. There is no pending proceeding, and, to the best knowledge of Deltco and the Seller, no person has threatened to commence any proceeding:

          i) that involves Deltco or that otherwise relates to or might affect the business or any of the assets owned or used by Deltco (whether or not Deltco is named as a party thereto); or

          ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions.

     To the best of the knowledge of Deltco and the Seller, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such proceeding.

     b. There is no order to which Deltco, or any of the assets owned or used by Deltco, is subject; and the Seller is not subject to any order that relates to the business or to any of the assets owned or used by Deltco.

     c. To the best of the knowledge of Deltco and the Seller, no officer or employee of Deltco is subject to any order that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the business of Deltco.

     d. There is no proposed order that, if issued or otherwise put into effect,
(i) may have a material adverse effect on the business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof) of Deltco or on the ability of Deltco or the Seller to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions.

2.21  AUTHORITY; BINDING NATURE OF AGREEMENTS.

     a. Deltco has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance of Deltco of this Agreement have been duly authorized by all necessary action on the part of Deltco and its shareholders, board of directors and officers. This Agreement constitutes the legal, valid and binding obligation of Deltco, enforceable against Deltco in accordance with its terms.

     b. The Seller has the absolute and unrestricted right, power and capacity to enter into and to perform the Seller's obligations under each of the Transactional Agreements to which the Seller is or may become a party. This Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms. Upon the execution of each of the other Transactional Agreements at the closing, each of such other Transactional Agreements will constitute the legal, valid and binding obligation of the Seller if a party thereto, and will be enforceable against the Seller in accordance with its terms.

2.22 NON-CONTRAVENTION; CONSENTS. Neither the execution and delivery of any of the transactional agreements, nor the consummation or performance of any of the transactions, will directly or indirectly (with or without notice or lapse of time):

     a. contravene, conflict with or result in a violation of (i) any of the provisions of the articles of incorporation or bylaws of Deltco, or (ii) any resolution adopted by the shareholders, board of directors or any committee of the board of directors of Deltco;

     b. contravene, conflict with or result in a violation of, or give any governmental body or other person the right to challenge any of the transactions or to exercise any remedy or obtain any relief under, any legal requirement or any order to which Deltco or the Seller, or any of the assets owned or used by Deltco, is subject;

     c. cause Deltco, the Buyers or any affiliate of the Buyers to become subject to, or to become liable for the payment of, any tax;

     d. cause any of the assets owned or used by Deltco to be reassessed or revalued by any taxing authority or other governmental body;

     e. contravene, conflict with or result in a violation of any of the terms or requirements of, or give any governmental body the right to revoke, withdraw, suspend, cancel, terminate or modify, any governmental authorization that is held by Deltco or any of it's employees or that otherwise relates to the business or to any of the assets owned or used by Deltco;

     f. contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Deltco contract;

     g. give any person the right to (i) default or exercise any remedy under any Deltco contract, (ii) accelerate the maturity or performance of any Deltco contract, or (iii) cancel, terminate or modify any contract;

     h. contravene, conflict with or result in a violation or breach of or a default under any provision of, or give any person the right to declare a default under, any contract to which the Seller is a party or by which the Seller is bound; or

     i. result in the imposition or creation of any encumbrance upon or with respect to any asset owned or used by Deltco.

2.23 BROKERS. Neither Deltco nor the Seller has agreed or become obligated to pay, or has taken any action that might result in any person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the transactions.

2.24  SELLER.

     a.  The Seller has the capacity and financial capability to comply with and perform all of the Seller's covenants and obligations under each of the
Transactional Agreements to which the Seller is or may become a party.   When
used herein, transactional agreements shall mean and refer to the Stock Purchase Agreement and the Closing Certificates.

     b. The Seller has not:

          i) at any time, (A) made a general assignment for the benefit of creditors, (B) filed, or had filed against the Seller, any bankruptcy petition or similar filing, (C) suffered the attachment or other judicial seizure of all or a substantial portion of the Seller's assets, (D) admitted in writing the Seller's inability to pay the Seller's debts as they become due, (E) been convicted of, or pleaded guilty to, any felony, or (F) taken or been the subject of any action that may have an adverse effect on the Seller's ability to comply with or perform any of the Seller's covenants or obligations under any of the Transactional Agreements; or

          ii) been subject to any order that may have an adverse effect on the Seller's ability to comply with or perform any of the Seller's covenants or obligations under any of the Transactional Agreements.

     c. There is no proceeding pending, and, to the best knowledge of Deltco and the Seller, no person has threatened to commence any proceeding, that may have an adverse effect on the ability of the Seller to comply with or perform any of the Seller's covenants or obligations under any of the Transactional Agreements. No event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such proceeding.

     d. There is no claim that the Seller may have had in the past, may now have or may have in the future against any of the relevant parties, that has arisen or arises directly or indirectly out of, or relates directly or indirectly to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the date of this Agreement.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF BUYERS: COVENANTS.

     Buyers, jointly and severally, represent and warrant to and for the benefit of the Seller, as follows:

3.1 ACQUISITION OF SHARES. The Buyers are not acquiring the Deltco Shares with the current intention of making a public distribution thereof.

3.2 BROKERS. The Buyers have not agreed or become obligated to pay, and has not taken any action that might result in any person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the transactions.

3.3 Buyers, Daniel B. Mettler and Randy J. Larson, are President and Sales Manager, respectively of Deltco.

3.4 Buyers have no debts or obligations to Deltco or Seller except as disclosed in this Agreement. Buyers have exercised due and proper care in the performance of their employments with Deltco. Buyers are not aware of any facts which would make any of the representations or warranties in this

Agreement about or concerning Deltco to be untrue.


SECTION 4.  CONDITIONS PRECEDENT TO BUYERS' OBLIGATION TO CLOSE

     The Buyers' obligation to purchase the Deltco shares and to take the other actions required to be taken by the Buyers at the closing is subject to the satisfaction, at or prior to the closing, of each of the following conditions.

4.1 SATISFACTORY COMPLETION OF PRE-ACQUISITION REVIEW. The Buyers shall have satisfactorily completed their pre-acquisition investigation and review of the business, condition, assets, liabilities, operations, financial performance, net income and prospects of Deltco and shall be satisfied with the results of that investigation and review.

4.2  ACCURACY OF REPRESENTATIONS.

     a. Each of the specified representations shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the closing date.

     b. All of the other representations and warranties made by Deltco and the Seller in this agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the closing date.

4.3  PERFORMANCE OF OBLIGATIONS; CONSENTS.

     Deltco shall have performed it's obligation under this Agreement.

4.4 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the business, condition, assets, liabilities, operations, financial performance, net income or prospects (or in any aspect or portion thereof) of Deltco since October 30, 1999.

4.5 ADDITIONAL DOCUMENTS. Buyers shall have received such other documents as may be reasonably necessary which the Buyers requested in good faith for the purpose of carrying out the provisions of this agreement.

4.6 NO PROCEEDINGS. There shall not have been commenced or threatened against the Buyers, or against any person affiliated with the Buyers, any proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions, or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions.

4.7 NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS. No person shall have made or threatened any claim asserting that such person or any other person (a) may be the holder or the beneficial owner of, or may have the right to acquire or to obtain beneficial ownership of, any capital stock or other securities of Deltco, or (b) may be entitled to all or any portion of the purchase price.

4.8 NO PROHIBITION. Neither the consummation nor the performance of any of the transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause the Buyers or any person affiliated with the Buyers to suffer any adverse consequence under, (a) any applicable legal requirement or order, or (b) any legal requirement or order that has been proposed by or before any governmental body.

SECTION 5.  CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

     The Seller's obligation to sell the Deltco shares and to take the other actions required to be taken by the Seller at the closing is subject to the satisfaction, at or prior to the closing, of each of the following conditions.

5.1 ACCURACY OF REPRESENTATIONS. All of the representations and warranties made by the Buyers in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the closing date.

5.2  BUYERS' PERFORMANCE.

     All of the covenants and obligations that the Buyers are required to comply with or to perform pursuant to this Agreement at or prior to the closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been complied with and performed in all material respects.

5.3 NO INJUNCTION. There shall not be in effect any injunction that shall have been entered by a court of competent jurisdiction since the date of this Agreement and that prohibits the sale of Deltco shares by the Seller to the Buyers.

SECTION 6.  INDEMNIFICATION

6.1  SURVIVAL OF REPRESENTATIONS AND COVENANTS.

     a. The representations, warranties, covenants and obligations of each party shall remain in full force and effect and shall survive closing.

     b. For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by Deltco and the Seller in this Agreement.

6.2  MUTUAL INDEMNIFICATION.

     a. The Parties shall hold harmless and indemnify each other from and against, and shall compensate and reimburse each other for, any damages which are directly or indirectly suffered or incurred by either party or to which either of the parties may otherwise become subject at any time (regardless of whether or not such damages relate to any third-party claim) and which arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

          i) any breach of any representation, warranty, covenant or obligation made by them in this Agreement or in the closing certificate, or

          ii) any proceeding relating directly or indirectly to any breach, alleged breach, liability or matter of the type referred to in clause "(i)" above.

     b. The Seller acknowledges and agrees that, if there is any breach of any representation, warranty or other provision relating to Deltco or its business, condition, assets, liabilities, operations, financial performance, net income or prospects (or any aspect or portion thereof), then the Buyers themselves shall be deemed, by virtue of their ownership of common stock of Deltco, to have incurred damages as a result of such breach or liability.

6.3 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any person of any claim or proceeding with respect to which one party may become obligated to indemnify, hold harmless, compensate or reimburse any indemnitee pursuant to this Section 6, the Indemnitee shall have the right, at their election, to designate the Party to assume the defense of such claim or proceeding at its sole expense. In such case:

     a. the indemnifying party shall proceed to defend such claim or proceeding in a diligent manner with counsel satisfactory to the indemnitee;

     b. the indemnitee shall make available to the indemnifying party any non-privileged documents and materials in it's possession that may be necessary to the defense of such claim or proceeding;

     c. the indemnifying party shall keep the indemnitee informed of all material developments and events relating to such claim or proceeding;

     d. the indemnitee shall have the right to participate in the defense of such claim or proceeding at its sole cost and expense;

     e. the indemnifying party shall not settle, adjust or compromise such claim or proceeding without the prior written consent of the indemnitee, which shall not be unreasonably withheld; and

     f. the indemnitee may at any time assume the defense of such claim or proceeding.

If the indemnitee does not elect to designate the indemnifying party to assume the defense of any such claim or proceeding, the indemnitee may proceed with the defense of such claim or proceeding on its own. If it does so proceed with the defense of any such claim or proceeding on it's own:

          i) all reasonable expenses relating to the defense of such claim or proceeding shall be borne and paid exclusively by the indemnifying party;

          ii) the indemnifying party shall make available to the indemnitee any documents and materials that may be necessary to the defense of such claim or proceeding;

          iii) the indemnitee shall keep the indemnifying party informed of all material developments and events relating to such claim or proceeding; and

          iv) the indemnitee shall have the right to settle, adjust or compromise such claim or proceeding with the consent of the indemnifying party; provided, however, that the indemnifying party shall not unreasonably withhold such consent.

6.4 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN BUYERS. No indemnitee (other than a party to this agreement) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the indemnitee (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

SECTION 7.  MISCELLANEOUS PROVISIONS.

7.1 FURTHER ASSURANCES. Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the closing) for the purpose of carrying out or evidencing any of the transactions.

7.2  FEES AND EXPENSES.

     a. The Seller shall bear and pay all fees, costs and expenses that have been incurred or that are in the future incurred by, on behalf of or for the benefit of Deltco or the Seller in connection with:

          i) the negotiation, preparation and review of any letter of intent, confidentiality agreement or similar document relating to any of the transactions;

          ii) the investigation and review conducted by the Buyers and their representatives with respect to the business of Deltco (and the furnishing of information to the Buyers and their representatives in connection with such investigation and review);

          iii) the investigation and review conducted by the Seller and Deltco with respect to the business of the Buyers;

          iv) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule), the other Transactional Agreements and all certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions;

          v) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions, and the obtaining of any consent required to be obtained in connection with any of the transactions; and

          vi) the consummation and performance of the transactions. Such fees, costs and expenses are referred to herein as "expenses." Deltco shall not bear or pay, and the Seller shall not permit Deltco to bear or pay, any such expenses.

     b. Subject to the provisions of Section 6, the Buyers shall bear and pay all fees that have been incurred or that are in the future incurred by or on behalf of the Buyers in connection with:

          i) the negotiation, preparation and review of any term sheet or similar document relating to any of the transactions;

          ii) the investigation and review conducted by the Buyers and their representatives with respect to the business of Deltco;

          iii) the negotiation, preparation and review of this Agreement, the other Transactional Agreements and all certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions; and

          iv) the consummation and performance of the transactions.

7.3 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to this agreement is brought by a party hereto against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

7.4 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by telecopier) to the address or telecopier number set forth beneath the name of such party below (or to such other address or telecopier number as such party shall have specified in a written notice given to the other parties hereto):


          If to Deltco:

               Deltco of Wisconsin, Inc.
               60l Industrial Park Road
               Ashland, WI 54806
               Telecopier: (715) 682-0358


          If to the Seller:

               Planet Polymer Technologies, Inc.
               Attention:  Robert J. Petcavich
               9985 Business Park Avenue
               Suite A
               San Diego, CA 92131
               Telecopier: 858-549-5133

          If to the Buyers:

               Daniel B. Mettler
               Randy J. Larson
               c/o Deltco
               60l Industrial Park Road
               Ashland, WI 54806
               Telecopier: 715-682-0358


7.5 TIME OF THE ESSENCE. Time is of the essence of this Agreement except as to the date of closing.

7.6 HEADINGS. The bold headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

7.7 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

7.8 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws). This Agreement is entered into in San Diego, California, and the courts located in County of of San Diego, California, shall have exclusive jurisdiction and venue over all disputes arising out of or relating in any way to this Agreement.

7.9 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon: Deltco and its successors and assigns (if any); the Seller and its successors and assigns (if any); and the Buyers and their personal representatives, executors, successors and assigns, (if any). This Agreement shall inure to the benefit of:
Deltco; the Seller; the Buyers and any of their respective personal representatives, executors, successors and assigns (if any). The Buyers may freely assign any or all of their rights under this Agreement (including its indemnification rights) in whole or in part, to any other person with the consent or approval of the Seller whose consent shall not be unreasonably withheld.

7.10 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties agree that in the event of any breach or threatened breach of any covenant, obligation or other provision set forth in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such breach or threatened breach.

7.11 WAIVER.

     a. No failure on the part of any person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

     b. No person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

7.12 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Buyers and the Seller.

7.13 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

7.14 PARTIES IN INTEREST. None of the provisions of this Agreement is intended to provide any rights or remedies to any person other than the parties hereto and their respective successors and assigns (if any).

7.15 ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties relating to the subject matter thereof and supersedes all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

7.16 CONSTRUCTION.

     a. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

     b. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

     c. As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

     d. Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

7.17 FACSIMILE SIGNATURES. A facsimile of any signatures on this document shall be as effective as original signatures.

     Dated this 30th day of December, 1999.


                                            PLANET POLYMER TECHNOLOGIES, INC.,
                                               a California Corporation, Seller



DATED:      12/30/99                        By: /s/ ROBERT J. PETCAVICH
       --------------------                     --------------------------------
                                                Robert J. Petcavich
                                                Chairman and CEO



                                            DELTCO OF WISCONSIN, INC.,
                                               a Wisconsin Corporation,



DATED:      12-30-99                        By: /s/ DANIEL B. METTLER
       --------------------                     --------------------------------
                                                Daniel B. Mettler
                                                President



DATED:      12-30-99                            /s/ DANIEL B. METTLER
       --------------------                     --------------------------------
                                                Daniel B. Mettler, Buyer



DATED:      12-30-99                            /s/ RANDY J. LARSON
       --------------------                     --------------------------------
                                                Randy J. Larson, Buyer